    As filed with the Securities and Exchange Commission on September 23, 1998
                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             RURAL/METRO CORPORATION
             (Exact name of Registrant as specified in its charter)

                Delaware                                   86-0746929
      (State or other jurisdiction                      (I.R.S. Employer
    of incorporation or organization)                Identification Number)

                          8401 East Indian School Road
                            Scottsdale, Arizona 85251
               (Address of Principal executive offices)(zip code)

                             RURAL/METRO CORPORATION
                             1992 Stock Option Plan
                            (Full Title of the Plan)

                                 John B. Furman
                  President and Acting Chief Executive Officer
                             RURAL/METRO CORPORATION
             8401 East Indian School Road, Scottsdale, Arizona 85251
                                 (602) 994-3886
          (Telephone number, including area code, of agent for service)


This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
  TITLE OF SECURITIES TO BE     AMOUNT OF       PROPOSED MAXIMUM          PROPOSED MAXIMUM           AMOUNT OF
        REGISTERED            SHARES TO BE   OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE  REGISTRATION FEE
                             REGISTERED(1)
-----------------------------------------------------------------------------------------------------------------
Common Stock                    149,544             $  29.00               $ 4,336,776.00           $ 1,279.35
Common Stock                      9,438             $   1.25               $    11,797.50           $     3.48
Common Stock                     10,000             $  34.50               $   345,000.00           $   101.78
Common Stock                     21,000             $  33.75               $   708,750.00           $   209.08
Common Stock                     18,000             $ 33.375               $   600,750.00           $   177.22
Common Stock                     20,000             $  32.50               $   650,000.00           $   191.75
Common Stock                     18,655             $  32.56               $   607,406.80           $   179.19
Common Stock                    526,500             $  7.125               $ 3,751,312.50           $ 1,106.64
Common Stock                  1,836,113             $ 9.0315(2)            $16,582,854.00           $ 4,891.94

                              2,609,250                                    $27,594,646.00           $ 8,140.43
                                =======                                    ==============           ==========
-----------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1992 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Rural/Metro Corporation.

(2) Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices for shares of Common Stock of Rural/Metro Corporation on September 16, 1998.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  Rural/Metro Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement, pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (No. 33-76526) filed with the Securities and Exchange Commission (the "Commission") on March 16, 1994 and amendments thereto:

Item 6.  Indemnification of Directors and Officers

                  The Company's amended and restated Bylaws require the Company to indemnify its directors, officers, employees, and agents to the fullest extent permitted by the Delaware General Corporation Law, including those circumstances in which indemnification would otherwise be discretionary, except that the Company will not be obligated to indemnify any such person (i) with respect to proceedings, claims, or actions initiated or brought voluntarily by any such person and not by way of defense; (ii) for any amounts paid in settlement of an action indemnified against by the Company without the proper written consent of the Company; or (iii) in connection with any event in which the person did not act in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. In addition, the Company has entered or will enter into Indemnity Agreements with each of its directors and officers providing for indemnification of and advancement of expenses to the directors and officers to the fullest extent permitted by law except (a) if and to the extent that payment is made to the indemnitee under an insurance policy or otherwise; (b) if and to the extent that a claim is decided adversely based on or attributable to the indemnitee gaining any personal profit or advantage to which the indemnitee was not legally entitled; (c) if and to the extent that the indemnifiable event constituted or arose out of the indemnitee's willful misconduct or gross negligence; or (d) if and to the extent that the proceeding is initiated by the indemnitee against the Company or any of its officers or directors, unless the Company has consented to or joined in the initiation of the proceeding. The Delaware General Corporation Law contains an extensive indemnification provision that permits a corporation to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                  The Company's Second Restated Certificate eliminates the personal liability of the directors of the Company to the Company or its stockholders for monetary damages for breach of their duty of care except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law. The Delaware General Corporation Law prohibits a corporation from eliminating or limiting the liability of a director
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for liability under
Section 174 of the Delaware General Corporation Law (relating to certain unlawful dividends, stock purchases or stock redemptions); or (iv) for any transaction from which the director derived any improper personal benefit.


                                      II.2

Item 8.  Exhibits
                                                                          Sequential
Exhibit Number    Exhibit                                                   Page No.

         5        Opinion and consent of O'Connor, Cavanagh, Anderson,
                  Killingsworth & Beshears, P.A.

         10.5     Amended and Restated 1992 Stock Option Plan of
                  Registrant, amended through November 20, 1997.

         10.6     Forms of Stock Option Agreements pursuant to the
                  Amended and Restated 1992 Stock Option Plan of
                  Registrant(1)

         23.1     Consent of Arthur Andersen LLP.

         23.2     Consent of O'Connor, Cavanagh, Anderson, Killingsworth
                  & Beshears, P.A. is contained in Exhibit 5.

         24 Power of Attorney. Reference is made to page II.3 of this Registration Statement.


(1) Incorporated by reference to the Registration Statement as Form S-1 of the Registrant (Registration No. 33-76458) filed March 15, 1994 and declared effective May 5, 1994.

Item 9.  Undertakings

                  A.  The undersigned registrant hereby undertakes:

                       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                      II.3

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on September 23, 1998.

                             RURAL/METRO CORPORATION


                             By /s/ Dean P. Hoffman
                                ------------------------------------------------
                                Dean P. Hoffman
                                Vice President, Financial Services



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Mark E. Liebner and Dean P. Hoffman, and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons and in the capacities and on the dates indicated:

            SIGNATURE                                    POSITION                                 DATE
            ---------                                    --------                                 ----
/s/ John B. Furman                          President and Acting Chief Executive Officer     September 22, 1998
-------------------------------------       (Principal Executive Officer)
John B. Furman

/s/ Robert T. Edwards                       Executive Vice President and Director            September 22, 1998
-------------------------------------
Robert T. Edwards

/s/ Mark E. Liebner                         Senior Vice President, Chief Financial           September 22, 1998
-------------------------------------       Officer and Treasurer (Principal Financial
Mark E. Liebner                             Officer)

/s/ Robert E. Ramsey                        Senior Vice President and Director               September 22, 1998
-------------------------------------
Robert E. Ramsey

/s/ Dean P. Hoffman                         Vice President, Financial Services               September 22, 1998
-------------------------------------       (Principal Accounting Officer)
Dean P. Hoffman

/s/ James H. Bolin                          Director                                         September 22, 1998
-------------------------------------
James H. Bolin


                                      II.4

/s/ Cor J. Clement                          Director             September 22, 1998
-------------------------------------
Cor J. Clement

/s/ Mary Anne Carpenter                     Director             September 22, 1998
-------------------------------------
Mary Anne Carpenter

/s/ Louis G. Jekel                          Director             September 22, 1998
-------------------------------------
Louis G. Jekel

/s/ William C. Turner                       Director             September 22, 1998
-------------------------------------
William C. Turner

/s/ Henry G. Walker                         Director             September 22, 1998
-------------------------------------
Henry G. Walker

/s/ Louis A. Witzeman                       Director             September 22, 1998
-------------------------------------
Louis A. Witzeman


                                      II.5

                                Exhibit Index
       Exhibit                Description
       -------                -----------
         5        Opinion and consent of O'Connor, Cavanagh, Anderson,
                  Killingsworth & Beshears, P.A.

         10.5     Amended and Restated 1992 Stock Option Plan of
                  Registrant, amended through November 20, 1997.

         10.6     Forms of Stock Option Agreements pursuant to the
                  Amended and Restated 1992 Stock Option Plan of
                  Registrant(1)

         23.1     Consent of Arthur Andersen LLP.

         23.2     Consent of O'Connor, Cavanagh, Anderson, Killingsworth
                  & Beshears, P.A. is contained in Exhibit 5.

         24 Power of Attorney. Reference is made to page II.3 of this Registration Statement.


(1) Incorporated by reference to the Registration Statement as Form S-1 of the Registrant (Registration No. 33-76458) filed March 15, 1994 and declared effective May 5, 1994.